SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 19, 2002

UDATE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-32497	33-0835561

(Commission File Number)	(I.R.S. Employer Identification No.)

NEW ENTERPRISE HOUSE,
ST. HELENS STREET, DERBY, ENGLAND	DE1 3GY

(Address of Principal Executive Offices)	(Zip Code)

+44 (0) 1332 268700

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     uDate.com, Inc., a Delaware corporation (the “Company”), has entered into an Agreement and Plan of Merger dated as of December 19, 2002 (the “Merger Agreement”) among USA Interactive, a Delaware corporation (“USAI”), Geffen Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of USAI (“Merger Sub”), the Company, and, for the purposes of Section 7.8 and Articles X and XI thereof, Terrence Lee Zehrer and Atlas Trust Company (Jersey) Limited, as trustee of the Internet Investments Inc. Employee Shares Trust. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of USAI.

     The Merger is conditioned upon, among other things, (i) approval of the Merger by the holders of the Company Common Stock, (ii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the receipt of other material approvals under applicable antitrust laws, (iii) the effectiveness under the Securities Act of 1933, as amended, of the registration statement for the USAI Common Stock to be issued in the Merger and (iv) other customary conditions.

     On December 19, 2002, the Company issued a press release (the “Press Release”) regarding the execution of the Merger Agreement.

     The foregoing description of the Merger Agreement and the Press Release is qualified in its entirety by reference to the Merger Agreement and the Press Release, which are filed as Exhibits 2.1 and 99.1 hereto, respectively, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

Exhibit No	Description

2.1	Agreement and Plan of Merger dated as of December 19, 2002 among USA Interactive, Geffen Acquisition Sub Inc., uDate.com, Inc., and, for the purposes of Section 7.8 and Articles X and XI thereof, Terrence Lee Zehrer and Atlas Trust Company (Jersey) Limited, as trustee of the Internet Investments Inc. Employee Shares Trust.

99.1	Press Release issued on December 19, 2002, by uDate.com, Inc.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDATE.COM, INC.

Date: December 23, 2002	By:	/s/ Michael Brocklesby

Michael Brocklesby Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of December 19, 2002 among USA Interactive, Geffen Acquisition Sub Inc., uDate.com, Inc., and, for the purposes of Section 7.8 and Articles X and XI thereof, Terrence Lee Zehrer and Atlas Trust Company (Jersey) Limited, as trustee of the Internet Investments Inc. Employee Shares Trust.

Exhibit 99.1	Press Release issued on December 19, 2002, by uDate.com, Inc.

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